EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unless the context otherwise requires, the terms "Verint", "we", "us", and "our" in these unaudited pro forma condensed consolidated financial statements and notes thereto refer to Verint Systems Inc. and its consolidated subsidiaries.

On December 19, 2017, we completed the acquisition of all of the outstanding equity interests in Next IT Corporation and its affiliate Next IT Innovation Labs, LLC (collectively, "Next IT") from the holders thereof pursuant to the Transaction Agreement (“Transaction”), dated November 28, 2017. Other than the Transaction Agreement, there was no material relationship between us and Next IT.

The Transaction consideration consisted of $29.5 million of cash paid at the closing, subject to certain adjustments, and potential additional future cash payments of up to $21.5 million, contingent on the achievement of certain milestones and performance targets over the period from the closing through January 31, 2021. A portion of the purchase price and opportunity to receive future cash payments was used to satisfy outstanding indebtedness of Next IT. The closing purchase price was funded with cash on hand.

Next IT, based in Spokane, Washington is a developer of conversational artificial intelligence powered intelligent virtual assistants.

The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed Transaction. The unaudited pro forma condensed consolidated balance sheet as of October 31, 2017 gives effect to the Transaction as if it had occurred on October 31, 2017, and is derived from our unaudited consolidated balance sheet as of October 31, 2017 and Next IT's unaudited consolidated balance sheet as of September 30, 2017, which reflects the different interim reporting dates of the two companies. The unaudited pro forma condensed consolidated statements of operations for the nine months ended October 31, 2017 and the year ended January 31, 2017 are presented as if the acquisition of Next IT had occurred on February 1, 2016 and are derived from our unaudited consolidated statement of operations for the nine months ended October 31, 2017 and our audited consolidated statement of operations for the year ended January 31, 2017 and Next IT's unaudited consolidated statement of operations for the nine months ended September 30, 2017 and Next IT's audited consolidated statement of operations for the year ended December 31, 2016.

The Transaction was accounted for using the acquisition method of accounting. Under the acquisition method of accounting, the total estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the Transaction, based on their estimated fair values as of the closing date of the Transaction. Further details regarding the preliminary purchase price allocation appear in Note 2, "Purchase Price Allocation". The purchase price allocation as presented herein was based upon our preliminary valuation of the fair values of tangible and intangible assets acquired and liabilities assumed and such estimates and assumptions are subject to change as additional information becomes available, and such changes could be material. The primary areas of the purchase price allocation that are not yet complete and are subject to change include finite-lived intangible assets, current and deferred income taxes, deferred revenue, and contingent consideration.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments for liabilities incurred or cost savings achieved resulting from the integration of the companies, as management is in the process of assessing what future integration actions are necessary, nor do they reflect any revenue or cost saving synergies that may be achieved subsequent to the completion of the Transaction. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to represent or be indicative of our consolidated financial condition or consolidated results of operations that would have been reported had the Transaction been completed as of the dates presented, and should not be construed as representative of the future consolidated financial position or consolidated results of operations.

The unaudited pro forma combined financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2017 and Next IT's historical consolidated financial statements and accompanying notes for the year ended December 31, 2016 and the nine months ended September 30, 2017, included in this current report Form 8-K/A.

VERINT SYSTEMS INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheet
October 31, 2017

	Verint Systems Inc.	Next IT
	October 31,	September 30,	Pro Forma		Pro Forma
(in thousands)	2017	2017	Adjustments	Notes	Combined
Assets
Current Assets:
Cash and cash equivalents	$312,666	$448	$(29,500)	(A)	$283,614
Restricted cash and bank time deposits	63,326	—	—		63,326
Short-term investments	6,411	—	—		6,411
Accounts receivable	284,050	3,308	(731)	(B)	286,627
Inventories	19,522	—	—		19,522
Deferred cost of revenue	4,271	—	—		4,271
Prepaid expenses and other current assets	81,436	220	1,293	(C)	82,949
Total current assets	771,682	3,976	(28,938)		746,720
Property and equipment, net	85,248	354	(223)	(D)	85,379
Goodwill	1,304,971	—	26,638	(E)	1,331,609
Intangible assets, net	199,545	—	19,800	(F)	219,345
Capitalized software development costs, net	7,881	—	—		7,881
Long-term deferred cost of revenue	3,402	—	—		3,402
Other assets	70,224	1,177	(185)	(G)	71,216
Total assets	$2,442,953	$5,507	$17,092		$2,465,552

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$73,820	$1,058	$—		$74,878
Accrued expenses and other current liabilities	220,772	11,585	(2,354)	(H)	230,003
Deferred revenue	166,945	3,359	(2,090)	(I)	168,214
Total current liabilities	461,537	16,002	(4,444)		473,095
Long-term debt	766,006	12,802	(12,802)	(J)	766,006
Long-term deferred revenue	24,095	—	—		24,095
Other liabilities	117,948	437	12,055	(K)	130,440
Total liabilities	1,369,586	29,241	(5,191)		1,393,636
Stockholders' Equity:
Preferred stock	—	—	—		—
Common stock	65	23,127	(23,127)	(L)	65
Additional paid-in capital	1,505,492	12,913	(12,913)	(L)	1,505,492
Treasury stock	(57,425)	—	—		(57,425)
Accumulated deficit	(255,409)	(60,568)	59,117	(M)	(256,860)
Accumulated other comprehensive loss	(132,363)	—	—		(132,363)
Total Verint Systems Inc. stockholders' equity	1,060,360	(24,528)	23,077		1,058,909
Noncontrolling interest	13,007	794	(794)	(L)	13,007
Total stockholders' equity	1,073,367	(23,734)	22,283		1,071,916
Total liabilities and stockholders' equity	$2,442,953	$5,507	$17,092		$2,465,552

See notes to unaudited pro forma condensed consolidated financial statements.

VERINT SYSTEMS INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended October 31, 2017

	Verint Systems Inc.	Next IT
	Nine Months Ended
	October 31,	September 30,	Pro Forma		Pro Forma
(in thousands, except per share data)	2017	2017	Adjustments	Notes	Combined
Revenue:
Product	$279,056	$4,692	$(54)	(N)	$283,694
Service and support	537,442	8,065	(30)	(N)	545,477
Total revenue	816,498	12,757	(84)		829,171
Cost of revenue:
Product	98,708	54	—		98,762
Service and support	205,928	6,677	—		212,605
Amortization of acquired technology and backlog	28,246	—	1,913	(O)	30,159
Total cost of revenue	332,882	6,731	1,913		341,526
Gross profit	483,616	6,026	(1,997)		487,645
Operating expenses:
Research and development, net	141,911	1,324	—		143,235
Selling, general and administrative	302,605	5,649	(652)	(P)	307,602
Amortization of other acquired intangible assets	26,727	—	780	(O)	27,507
Total operating expenses	471,243	6,973	128		478,344
Operating income (loss)	12,373	(947)	(2,125)		9,301
Other income (expense), net:
Interest income	1,793	103	(53)	(Q)	1,843
Interest expense	(26,997)	(1,647)	1,629	(R)	(27,015)
Losses on early retirements of debt	(1,934)	—	—		(1,934)
Other income (expense), net	2,529	(26)	—		2,503
Total other expense, net	(24,609)	(1,570)	1,576		(24,603)
Loss before provision for income taxes	(12,236)	(2,517)	(549)		(15,302)
Provision for income taxes	9,504	—	—	(S)	9,504
Net loss	(21,740)	(2,517)	(549)		(24,806)
Net income attributable to noncontrolling interest	1,984	189	(189)	(T)	1,984
Net loss attributable to Verint Systems Inc.	$(23,724)	$(2,706)	$(360)		$(26,790)

Net loss per common share attributable to Verint Systems Inc.:
Basic	$(0.38)				$(0.42)
Diluted	$(0.38)				$(0.42)

Weighted-average common shares outstanding:
Basic	63,152				63,152
Diluted	63,152				63,152

See notes to unaudited pro forma condensed consolidated financial statements.

VERINT SYSTEMS INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended January 31, 2017

	Verint Systems Inc.	Next IT
	Year Ended
	January 31,	December 31,	Pro Forma		Pro Forma
(in thousands, except per share data)	2017	2016	Adjustments	Notes	Combined
Revenue:
Product	$378,504	$6,174	$(1,741)	(N)	$382,937
Service and support	683,602	10,141	(518)	(N)	693,225
Total revenue	1,062,106	16,315	(2,259)		1,076,162
Cost of revenue:
Product	123,279	61	—		123,340
Service and support	261,978	8,816	—		270,794
Amortization of acquired technology and backlog	37,372	—	2,550	(O)	39,922
Total cost of revenue	422,629	8,877	2,550		434,056
Gross profit	639,477	7,438	(4,809)		642,106
Operating expenses:
Research and development, net	171,070	2,305	—		173,375
Selling, general and administrative	406,952	11,130	(423)	(P)	417,659
Amortization of other acquired intangible assets	44,089	—	1,040	(O)	45,129
Total operating expenses	622,111	13,435	617		636,163
Operating income (loss)	17,366	(5,997)	(5,426)		5,943
Other income (expense), net:
Interest income	1,048	145	(85)	(Q)	1,108
Interest expense	(34,962)	(2,736)	2,705	(R)	(34,993)
Other (expense) income, net	(6,926)	169	—		(6,757)
Total other expense, net	(40,840)	(2,422)	2,620		(40,642)
Loss before provision for income taxes	(23,474)	(8,419)	(2,806)		(34,699)
Provision for income taxes	2,772	—	—	(S)	2,772
Net loss	(26,246)	(8,419)	(2,806)		(37,471)
Net income (loss) attributable to noncontrolling interest	3,134	(21)	21	(T)	3,134
Net loss attributable to Verint Systems Inc.	$(29,380)	$(8,398)	$(2,827)		$(40,605)

Net loss per common share attributable to Verint Systems Inc.:
Basic	$(0.47)				$(0.65)
Diluted	$(0.47)				$(0.65)

Weighted-average common shares outstanding:
Basic	62,593				62,593
Diluted	62,593				62,593

See notes to unaudited pro forma condensed consolidated financial statements.

VERINT SYSTEMS INC. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the SEC for the purposes of inclusion in our amended Form 8-K prepared and filed in connection with the Transaction.

Certain information and certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP") have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures provided herein are adequate to make the information presented not misleading.

The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed Transaction. The unaudited pro forma condensed consolidated balance sheet as of October 31, 2017 gives effect to the Transaction as if it had occurred on October 31, 2017 and is derived from our unaudited consolidated balance sheet as of October 31, 2017 and Next IT's unaudited consolidated balance sheet as of September 30, 2017, which reflects the different year-end dates of the two companies. The unaudited pro forma condensed consolidated statement of operations for the nine months ended October 31, 2017 and the year ended January 31, 2017 are presented as if the acquisition of Next IT had occurred on February 1, 2016 and are derived from our unaudited consolidated statement of operations for the nine months ended October 31, 2017 and our audited consolidated statement of operations for the year ended January 31, 2017 and Next IT's unaudited consolidated statement of operations for the nine months ended September 30, 2017 and Next IT's audited consolidated statement of operations for the year ended December 31, 2016.

The unaudited pro forma condensed consolidated financial statements are based on the estimates and assumptions set forth in these notes to such statements, which are preliminary and have been made solely for purposes of developing the pro forma information. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to represent or be indicative of our consolidated financial condition or consolidated results of operations that would have been reported had the Transaction been completed as of the dates presented, and should not be construed as representative of the future consolidated financial position or consolidated results of operations.

Certain reclassifications have been made to the historical presentation of Next IT to conform to the presentation used in the unaudited pro forma condensed combined financial statements. They include the following:

Unaudited pro forma condensed combined balance sheet

•	Unbilled receivables have been presented as accounts receivable;

•	Equipment and leasehold improvements less accumulated depreciation and amortization have been presented as property and equipment;

•	Patent application costs have been presented as other assets;

•	Accrued compensation and benefits, the current portion of capital lease obligations, and the current portion of debt have been presented as accrued expenses and other current liabilities; and

•	Deferred rent liability and the non-current portion of capital lease obligations have been presented as other liabilities.

Unaudited pro form condensed combined statements of operations

•	Software licenses and consulting services revenue, and maintenance and other revenue were reclassified into product revenue and service and support revenue;

•	Operating expenses were reclassified into product cost of revenue, service and support cost of revenue, research and development expenses, and selling, general and administrative expenses; and

•	Debt issuance costs were reclassified into interest expense.

2. PURCHASE PRICE ALLOCATION

The purchase price for Next IT consisted of $29.5 million of cash paid at the closing, subject to certain adjustments, and potential additional future cash payments of up to $21.5 million, contingent on the achievement of certain milestones and performance targets over the period from the closing through January 31, 2021, the acquisition date preliminary fair value of which was estimated to be $14.8 million. The purchase price is subject to customary purchase price adjustments related to the final determination of Next IT’s cash, debt, net working capital, transaction expenses and taxes as of December 19, 2017, which have not been finalized as of the date of this report.

Under the acquisition method of accounting, the total estimated purchase price is allocated to Next IT’s net tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values as of December 19, 2017, the closing date of the Transaction.

The preliminary fair values assigned to tangible and intangible assets acquired and liabilities assumed are based on our estimates and assumptions and on the information that was available to us through the date of this report. We believe that the information provides a reasonable basis for estimating the preliminary fair values of assets acquired and liabilities assumed, but certain items, including finite-lived intangible assets, current and deferred income taxes, deferred revenue, and contingent consideration may be subject to change as additional information becomes available. Thus the provisional measurements of fair value set forth below are subject to change, and such changes could be material. We expect to finalize the valuation as soon as practicable, but not later than one year from December 19, 2017, the closing date of the Transaction.

Our preliminary allocation of the estimated purchase price to the fair values of tangible and intangible assets acquired and liabilities assumed is presented in the following table:

(in thousands)	Amount
Net tangible assets (liabilities):
Cash and cash equivalents	$448
Accounts receivable	2,577
Other current assets	1,513
Property and equipment	354
Other assets	992
Accounts payable, accrued expenses, and other current liabilities	(3,393)
Deferred revenue	(1,269)
Other liabilities	(3,392)
Net tangible liabilities assumed	(2,170)
Identifiable intangible assets:
Developed technology	10,200
Customer relationships	8,800
Trademarks and trade names	800
Total identifiable intangible assets	19,800
Goodwill	26,638
Total purchase price	$44,268

For the purpose of preparing the unaudited pro forma condensed consolidated financial statements, the total estimated purchase price of $44.3 million has been allocated to Next IT’s net tangible and intangible assets acquired and liabilities assumed as of September 30, 2017. The final allocation of the purchase price will be based upon the fair values of net tangible and intangible assets acquired and liabilities assumed as of December 19, 2017, the closing date of the Transaction, in accordance with U.S. GAAP. We expect that Next IT’s net tangible liabilities at December 19, 2017 will not significantly differ from net tangible liabilities at September 30, 2017.

The identifiable intangible assets are finite-lived and will be amortized over their respective estimated useful lives on a straight-line basis, which we believe approximates the pattern in which the assets will be utilized. Developed technology, customer relationships, and trademarks and trade names have been assigned estimated useful lives of four, ten, and five years, respectively.

The excess of preliminary purchase price over the preliminary fair values of net tangible and identifiable intangible assets acquired is recorded as goodwill.

3. PRO FORMA ADJUSTMENTS

The adjustments included in the unaudited pro forma condensed consolidated financial statements are described below.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

(A) To reflect the portion of the Next IT purchase price funded by $29.5 million of our cash on hand.

(B) To record a $0.7 million reduction to Next IT's accounts receivable, which conforms Next IT's presentation of accounts receivable and associated deferred revenue to our presentation. In circumstances for which we are unable to recognize revenue for sales transactions that have been billed but have not been collected, we do not recognize the deferred revenue or the related account receivable, and no amounts appear on our consolidated balance sheet for such transactions. We recognize deferred revenue only to the extent that we have received cash. (refer to adjustment (I)(i)).

(C) To record a $1.3 million intangible asset for the value of Next IT's undelivered performance obligations under customer contracts that have not been fully paid. The estimated fair value of these contracts was determined on the same basis used to value the historical deferred revenue appearing on Next IT's September 30, 2017 balance sheet (refer to adjustment (I)(ii)). We are amortizing this intangible asset over expected delivery periods, as a reduction to revenue.

(D)	To record a $0.2 million decrease in Next IT's property and equipment to align Next IT's capitalization policy with our policy.

(E) To record the $26.6 million preliminary estimate of goodwill for the Transaction, further details regarding which appear in Note 2, "Purchase Price Allocation".

(F) To record the $19.8 million preliminary estimate of identifiable intangible assets acquired in the Transaction, further details regarding which appear in Note 2, "Purchase Price Allocation".

(G) This net adjustment of $0.2 million consists of the following:

(i)	To eliminate Next IT's $1.2 million of historical capitalized patent application costs, and

(ii)	To record a $1.0 million intangible asset for the value of the non-current portion of Next IT's undelivered performance obligations under customer contracts that have not been fully paid. The estimated fair value of these contracts was determined on the same basis used to value the historical deferred revenue appearing on Next IT's September 30,
2017 balance sheet. We are amortizing this intangible asset over expected delivery periods, as a reduction to revenue.

(H) This net adjustment of $2.4 million consists of the following:

(i)	To accrue $3.9 million of estimated transaction costs directly related to the Transaction expected to be incurred by Next IT subsequent to September 30, 2017,

(ii)	To accrue $0.7 million of estimated transactions costs directly related to the Transaction expected to be incurred by us subsequent to October 31, 2017,

(iii)	To eliminate Next IT's $0.2 million of accrued interest related to debt that was settled in connection with the Transaction,

(iv)	To accrue $2.5 million of estimated fair value contingent consideration related to the current portion of potential earn-out payments in connection with the Transaction, and

(v)	To eliminate $9.3 million of current Next IT debt, net of debt issuance costs, which was extinguished by the former shareholders of Next IT in connection with the Transaction.

The $4.6 million of estimated transaction costs, as described in adjustments (H)(i) and (H)(ii) above, result in a corresponding increase to accumulated deficit.

(I) This adjustment of $2.1 million consists of the following:

(i)	To record $0.7 million to conform the presentation of Next IT's deferred revenue to our presentation (refer to adjustment (B)), and

(ii)	To record a $1.4 million difference between the preliminary fair value and the historical carrying value of Next IT's deferred revenue. The preliminary fair value represents the estimated cost plus a reasonable profit margin to fulfill the performance obligations underlying the deferred revenue liability, assumed by us in the Transaction. The estimated amounts presented for purposes of the unaudited pro forma condensed consolidated balance sheet are based upon the deferred revenue balances of Next IT as of September 30, 2017 and do not reflect the actual fair value adjustments that will be recorded as of the actual December 19, 2017 transaction date.

(J) To eliminate $12.8 million of long-term Next IT debt, net of debt issuance costs, which was extinguished by the former shareholders of Next IT in connection with the Transaction.

(K) This net adjustment of $12.1 million consists of the following:

(i)	To accrue $12.3 million of estimated fair value contingent consideration related to the non-current portion of potential earn-out payments in connection with the Transaction,

(ii)	To eliminate Next IT's $0.2 million of historical deferred rent related to an operating lease (refer to adjustment (M)(vi)),

(iii)
To record $2.9 million of net long-term deferred income tax liabilities associated with the pro forma purchase accounting adjustments, including deferred taxes related to the acquired identifiable intangible assets, and

(iv)
To offset $2.9 million of net long-term deferred income tax liabilities associated with the Transaction (refer to adjustment (K)(iii)) against the valuation allowance we maintain against our U.S. federal and combined state deferred tax assets. The reduction of the valuation allowance on our deferred tax assets as a result of the Transaction is not included in the pro forma statements of operations because its effect is nonrecurring.

(L) To eliminate Next IT's historical common stock, additional paid-in capital, and noncontrolling interest in connection with the Transaction.

(M) This net adjustment of $59.1 million consists of the following:

(i)	To eliminate Next IT's $60.6 million historical retained deficit,

(ii)	To reflect $3.9 million of estimated transaction costs directly related to the Transaction, incurred by Next IT subsequent to September 30, 2017 (refer to adjustment (H)(i)),

(iii)	To reflect $0.7 million of estimated transaction costs directly related to the Transaction, incurred by us subsequent to October 31, 2017(refer to adjustment (H)(ii)),

(iv)	To reflect $0.2 million of incremental depreciation expense to align Next IT's capitalization policy with our policy (refer to adjustment (D),

(v)	To eliminate Next IT's $0.2 million of accrued interest related to debt that was settled in connection with the Transaction (refer to adjustment (H)(iii),

(vi)	To eliminate Next IT's $0.2 million of historical deferred rent related to an operating lease (refer to adjustment (K)(ii)), and

(vii)	To record a $2.9 million reduction in the valuation allowance we maintain against our U.S. federal and combined state deferred tax assets (refer to adjustment (K)(iv)).

Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

(N) To record a reduction in revenues related to the estimated fair value of performance obligations underlying the deferred revenue liability assumed by us in the acquisition of Next IT. The difference between the preliminary fair value of deferred revenue, which is calculated using the estimated costs to fulfill the obligations assumed plus a reasonable profit margin, compared to the historical carrying value of Next IT’s deferred revenue, results in a reduction to revenue when the obligations are performed and revenue is recognized.

(in thousands)	Nine Months Ended October 31, 2017	Year Ended January 31, 2017
Product revenue	$(54)	$(1,741)
Service and support revenue	(30)	(518)
Total reduction to revenue	$(84)	$(2,259)

(O) To record the estimated amortization expense related to the intangible assets acquired in connection with our acquisition of

Next IT based on a preliminary fair value of $19.8 million, further details regarding which appear in Note 2, “Purchase Price Allocation”.

(in thousands)	Nine Months Ended October 31, 2017	Year Ended January 31, 2017
Amortization of acquired technology and backlog	$1,913	$2,550
Amortization of other acquired intangible assets	780	1,040
Increase in amortization expense	$2,693	$3,590

(P) Represents the following adjustments to selling, general and administrative expenses:

(in thousands)	Nine Months Ended October 31, 2017	Year Ended January 31, 2017
Transaction related costs (1)	$(391)	$—
Compensation and benefit expenses (2)	(261)	(423)
Decrease in selling, general and administrative expenses expense	$(652)	$(423)

(1)    The Transaction related costs above, while directly related to the Transaction, are non-recurring, and under applicable accounting guidance, are excluded from the unaudited pro forma condensed consolidated statements of operations.
(2)     This amount represents compensation and benefit expenses related to Next IT employees terminated in connection with the Transaction.

(Q)
To record a decrease to our interest income resulting from the reduction in cash. We assumed that the $29.5 million of cash on hand expended for the Transaction was paid on February 1, 2016 and the estimated reduction to interest income was derived based on the average yield earned by us during the nine months ended October 31, 2017 and the year ended January 31, 2017, respectively.

(in thousands)	Nine Months Ended October 31, 2017	Year Ended January 31, 2017
Decrease in interest income	$(53)	$(85)

(R) To eliminate interest expense and debt issuance costs related to Next IT's debt that was settled in connection with the Transaction.

(in thousands)	Nine Months Ended October 31, 2017	Year Ended January 31, 2017
Interest related to settled debt	$(1,350)	$(1,358)
Debt issuance costs on settled debt	(279)	(1,347)
Decrease in interest expense	$(1,629)	$(2,705)

(S) The income tax effects of the pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations have been entirely offset by an associated change in the valuation allowance that we maintain against our U.S. federal and combined state deferred tax assets.

(T)
To eliminate the non-controlling interest in Next IT Innovation Labs, LLC in connection with the Transaction. As a result of the Transaction Next IT Innovation Labs, LLC became a wholly owned subsidiary of ours.